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                                                                     EXHIBIT 1.1

                               3,800,000 Shares

                              BAB HOLDINGS, INC.

                                 Common Stock

                           PLACEMENT AGENT AGREEMENT



                                                              ____________, 1996


The Chicago Corporation
208 South LaSalle Street
Chicago, Illinois  60604

Ladies and Gentlemen:

     BAB Holdings, Inc., an Illinois corporation (the "Company"), proposes to offer and sell an aggregate of 3,800,000 shares (the "Shares") of its common stock, no par value per share ("Common Stock") to Qualified Institutional Buyers and Institutional Accredited Investors. The Company desires that you act as the placement agent ("Placement Agent") for the offering (the "Offering") of the Shares. Certain of the capitalized terms used herein or defined in Section 8 of this Agreement.

     In connection therewith, the Company confirms its agreement with you as follows:

     1.  Placement Agent.

          (a) The Company agrees to retain The Chicago Corporation as its exclusive placement agent ("Placement Agent") to introduce the Company to Qualified Institutional Buyers and Institutional Accredited Investors as prospective purchasers of Shares in the Offering. The Company acknowledges that R.J. Steichen & Company ("Steichen") may provide a list of Qualified Institutional Buyers and Institutional Accredited Investors to the Placement Agent in connection with the performance of such services, it being understood that any compensation of Steichen for such information shall be the obligation of the Placement Agent and not the Company.

          (b) The Chicago Corporation agrees to act as Placement Agent in connection with the Offering of the Shares and to use reasonable efforts, subject to the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act")
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and applicable state and other securities laws, to solicit Qualified
Institutional Buyers and Institutional Accredited Investors as prospective purchasers of Shares in the Offering.

          (c) As consideration for agreeing to act as Placement Agent in connection with the Offering of the Shares, the Placement Agent shall receive the consideration set forth that certain letter agreement dated September 25, 1996 between the Company and the Placement Agent, a copy of which is attached hereto as Exhibit A.

     2. Escrow; Closing. (a) The aggregate purchase price ("Funds") for Shares subscribed to be purchased by Qualified Institutional Buyers and Institutional Accredited Investors ("Investors") in the Offering shall be held by the Placement Agent in a segregated account at The First National Bank of Chicago (or such other bank selected by the Placement Agent) (the "Escrow Agent"). The Funds will not be released until all of the conditions listed in Section 5 below have occurred or are otherwise waived in writing by the Placement Agent.

          (b) At such time as the Placement Agent has received indications of interest from prospective investors sufficient to purchase all of the Shares at a price per share agreed upon by the Company and the Placement Agent, the Company and the Placement Agent shall request that the Securities and Exchange Commission ("Commission") declare the Registration Statement (as hereinafter defined) effective. Confirmation and final prospectuses will be distributed to all investors promptly following the time the Registration Statement is declared effective, informing investors of the date of the closing ("Closing"), which will be at 10:00 a.m., Chicago time, on the third business day after the effective date of the Registration Statement at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, or at such other time and place within five business days after the effective date of the Registration Statement as shall be agreed upon by the parties hereto (such date is hereinafter referred to as the "Closing Date"). Certificates evidencing the Shares shall be in definitive form and shall be registered in the respective names of the Investors or their designees and in such denominations as the Investors shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date. On the Closing Date, provided that the conditions set forth in Section 5 below have occurred or are otherwise waived in writing by the Placement Agent, delivery of the Shares shall be made to the Placement Agent for the accounts of the respective Investors (or, at the election of the Placement Agent, through the facilities of The Depository Trust Company for the accounts of the respective Investors) against payment of the purchase price therefor by wire transfer or certified or official bank check payable to the order of the Company (the "Closing").

     3. Representations and Warranties of the Company. Subject to Section 9(a) of this Agreement, the Company represents and warrants to the Placement Agent as of the date hereof (except as to matters that are to occur subsequent to the date hereof and prior to the Closing Date) and as of the Closing Date as follows:

          (a) A registration statement (Registration No. 333-_____) on Form S-l relating to the Shares, including a preliminary prospectus and such amendments to such registration

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statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Act and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Placement Agent. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

          (b) Neither the Commission nor any state securities division has issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of filing thereof with the Commission, has conformed in all material respects with all applicable provisions of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), the Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the any preliminary prospectus,

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the Registration Statement, the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading "Plan of Distribution" in the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement.

          (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own its Property and to carry on its business as presently conducted and as presently proposed to be conducted, to enter into, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement. The Company is qualified to do business in each jurisdiction in which the character of its Property or the nature of its activities makes such qualification in such jurisdiction necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Chesapeake and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own its Property and to carry on its business as presently conducted and as presently proposed to be conducted. Chesapeake and each of the Subsidiaries is qualified to do business in each jurisdiction in which the character of its Property or the nature of its activities makes such qualification in such jurisdiction necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. On the Closing Date, the Company will have good and marketable title to all of the outstanding shares of Stock of such Subsidiaries, free and clear in each case of any lien, claim or encumbrance of any nature.

          (e) As of the date of this Agreement, the Company has an authorized and outstanding number of shares as set forth under the caption "Shareholders' Equity" in the table beneath the caption "Capitalization" in the Prospectus and an outstanding capitalization (in dollars) as set forth under the heading "Actual" in the Capitalization Table, and immediately following the purchase of the Shares by the Investors, the application of the net offering proceeds as described in the Prospectus and the closing of the Chesapeake Acquisition (as defined in the Prospectus), the Company will have an authorized and outstanding number of shares as set forth under the caption "Shareholders' Equity" in the Capitalization Table and an outstanding capitalization (in dollars) as set forth under the heading "Pro Forma As Adjusted" in the Capitalization Table. The issued and outstanding shares of capital stock of the Company have been, and the Shares to be issued and sold by the Company upon such issuance and delivered against payment therefor will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right; the description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, none of Chesapeake, the Company or any Subsidiary has outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any

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shares of common stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations.

          (f) As of the Closing Date, no security holder of Chesapeake, the Company or any Subsidiary will hold a right to require the Company to register under the Act any securities of any nature owned or held by such person in connection with the transactions contemplated by this Agreement except for rights which are described in the Prospectus and which have been waived in connection with the transactions contemplated by this Agreement. Upon payment for and delivery of the Shares to be sold by the Company pursuant to this Agreement, the Investors will acquire ownership to such Shares, free and clear of all adverse claims, legal or equitable. The certificates evidencing the Shares will comply as to form with all applicable provisions of the laws of the State of Illinois.

          (g) The financial statements (together with the related notes thereto) and schedules included in the Registration Statement or the Prospectus present fairly the financial position of the Company, Bagels Unlimited, Inc. ("BUI") and Strathmore Bagels Franchise Corp. ("Strathmore") and, to the best of the Company's knowledge after diligent investigation, Chesapeake as of the respective dates thereof and the results of operations and cash flows of the Company, BUI and Strathmore and, to the best of the Company's knowledge after diligent investigation, Chesapeake for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. The accountants who have expressed their opinions with respect to the financial statements and schedules included in the Registration Statement are independent accountants with respect to the entities which such opinion relates to as required by the Act and the Rules and Regulations.

          (h) The financial information set forth in the Prospectus under "Summary Consolidated Financial and Store Data" and "Selected Consolidation Information of the Company" presents fairly, on the basis stated in the Prospectus, the information set forth therein and, to the best of the Company's knowledge after diligent investigation, the financial information set forth in the Prospectus under "Selected Combined Financial Data of Chesapeake" presents fairly, on the basis stated in the Prospectus, the information set forth therein; and the pro forma information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation of such information are reasonable and the adjustments used therein are appropriate under the circumstances.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of Chesapeake, the Company or any Subsidiary, or in the business, properties, business prospects, condition (financial or otherwise) or results

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of operations of Chesapeake, the Company or any Subsidiary, arising for any reason whatsoever, (ii) none of Chesapeake, the Company or any Subsidiary has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) Chesapeake, the Company and its Subsidiaries have not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (j) None of Chesapeake, the Company or any Subsidiary is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (k) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting Chesapeake, the Company or its Subsidiaries or any of their respective directors or officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect.

          (l) Chesapeake, the Company and its Subsidiaries have, and at the Closing Date will have, (i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied with all laws, regulations and orders applicable to it or its business where the failure to comply could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) performed its material obligations required to be performed by it and is not, and at the Closing Date will not be, in default under any contract or other instrument to which it is a party or by which its property is bound or affected, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There does not exist any state of facts, including without limitation the sale of the Shares hereunder, which constitutes, or which with notice or lapse of time or both would constitute, an event of default as defined in such contracts or other instruments or which would result in any party thereto other than the Company having the right to terminate any such contract or other instrument, and to the best knowledge of the Company, no other party under any such contract or other instrument is in material default in any respect thereunder. None of Chesapeake, the Company or any Subsidiary is, and at the Closing Date will not be, in violation of any provision of its articles of incorporation or bylaws.

          (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or blue sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase by the Investors of the Shares.

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          (n) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability affecting or relating to creditors' rights or by general principles of equity and except insofar as the enforceability of the Placement Agent's right to indemnity and contribution hereunder may be limited by public policy. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Chesapeake, the Company or its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the articles of incorporation or bylaws of Chesapeake, the Company or any Subsidiary, any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which Chesapeake, the Company or any Subsidiary is a party or by which Chesapeake, the Company or any Subsidiary or any of their respective properties is bound or affected, except where the other contract party or parties have granted such waivers or consents as are necessary to prevent such default or acceleration, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of Chesapeake, the Company or any Subsidiary.

          (o) Chesapeake, the Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect. Chesapeake, the Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material, individually or in the aggregate, to Chesapeake, the Company or its Subsidiaries and do not materially interfere with the use made and proposed to be made of such properties by Chesapeake, the Company and its Subsidiaries.

          (p) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which Chesapeake, the Company or any Subsidiary is a party have been duly authorized, executed and delivered by Chesapeake, the Company or such Subsidiary, constitute valid and binding agreements of Chesapeake, the Company or such Subsidiary and are enforceable against Chesapeake, the Company or such Subsidiary in accordance with the terms thereof except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability affecting or relating to creditors' rights or by general principles of equity.

          (q) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Placement Agent was or will be, when made, inaccurate, untrue or incorrect in

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any material respect.

          (r) Neither the Company, any Subsidiary nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (s) Chesapeake, the Company and each Subsidiary owns or possess adequate rights to use all trademarks, patents, copyrights and other proprietary rights ("Trade Rights") material to the conduct of the business of Chesapeake, the Company or such Subsidiary and none of Chesapeake, the Company or any Subsidiary has granted any lien or encumbrance on, or granted any right of license (other than in the ordinary course of its business) with respect to, any such Trade Rights. Chesapeake, the Company and its Subsidiaries have not received any notice of infringement, misappropriation or conflict from any third party as to such Trade Rights that has not been resolved or disposed of and, to the best of the Company's knowledge, none of Chesapeake, the Company or any Subsidiary has infringed, misappropriated or otherwise conflicted with Trade Rights of any third parties which might, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (t) All offers and sales of the Company's and each Subsidiary's capital stock prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act and were duly registered in accordance with or the subject of an available exemption from registration under the applicable state securities or blue sky laws.

          (u) Chesapeake, the Company and its Subsidiaries have filed all necessary federal and state income, sales, use and franchise tax returns which have been required to be filed, except such income, sales, use and franchise tax returns for states in which such entity reasonably believes it had no income, sale, use or franchise tax liability, and has paid all taxes shown as due thereon to the extent that such taxes have become due. Except as disclosed in the Registration Statement, there is no tax deficiency that has been asserted, or to the knowledge of the Company, threatened against Chesapeake, the Company, any Subsidiary or any of their respective properties or assets which might, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (v) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers, or suppliers of the Company, on the other hand, which is required to be described in the Prospectus which is not so described.

          (w) Except for The Chicago Corporation, no person is entitled, directly or indirectly, to compensation from the Company for services as a finder or placement agent in connection with the transactions contemplated hereby.

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          (x) The Company maintains insurance, which is in full force and effect, of the types and in the amounts which the Company believes is adequate for the business of the Company and its Subsidiaries.

          (y) The consummation of the Chesapeake Acquisition and the execution, delivery and performance of all documents and instruments executed and delivered in connection therewith were authorized by all necessary corporate action on the part of Company; all consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the Chesapeake Acquisition have been obtained, other than such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the consummation of the Chesapeake Acquisition will not (i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries was or is bound or to which any of the Property or assets of the Company or any of its subsidiaries was or is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its Subsidiaries or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their Properties, other than, in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

          (z) The Company and the Subsidiaries have complied with all applicable laws and regulations, including franchise and business opportunity laws, of every governmental authority, including the Federal Trade Commission, in offering and selling "Big Apple Bagel" franchises and area franchises, except for noncompliance which neither individually or in the aggregate might reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge after diligent investigation, Chesapeake has complied with all applicable laws and regulations, including franchise and business opportunity laws, of every governmental authority, including the Federal Trade Commission, in offering and selling "Chesapeake Bagel Bakery" franchises and area franchises, except for noncompliance which neither individually or in the aggregate might reasonably be expected to have a Material Adverse Effect. Except as disclosed by the Company to the Placement Agent in writing prior to the date hereof, (i) all of the terms and conditions of all franchises and all area franchises to which Chesapeake, the Company or any Subsidiary is a party are contained in a written document and, except as so disclosed in writing, no material term or condition has been waived by Chesapeake, the Company or any Subsidiary, (ii) the Franchise Offering Circulars of Chesapeake, the Company and its Subsidiaries in use in each jurisdiction have been maintained current in all material respects and fairly disclose all matters required to be disclosed by applicable laws and regulations and (iii) all franchise agreements and area franchise development agreements entered into by Chesapeake, the Company or any Subsidiary with their franchisees were entered into accordance with the requirements of all applicable laws and regulations; provided, however, that the representation and warranty made by this sentence with respect to Chesapeake are made to the Company's knowledge after diligent investigation rather than unconditionally.

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          (aa) The Company and each of its Subsidiaries are in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it or any of its Subsidiaries commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the Effective Date, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance Department notice of such business or change, as appropriate, in a form acceptable to such Department.

     4. Agreements of the Company. The Company agrees with the Placement Agent as follows:

          (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof, and the Placement Agent shall not have objected thereto in good faith.

          (b) If the Registration Statement has not become effective, the Company will use its best efforts to cause the Registration Statement to become effective as soon as practicable. The Company will notify the Placement Agent promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective (if applicable) and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that, in the judgment of the Company, makes any statement of material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements of material fact therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and will notify the Placement Agent promptly of all such filings.

          (c) The Company will furnish to the Placement Agent, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto.

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Company will deliver to the Placement Agent, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent and its designees. If during such period of time any event shall occur which, in the judgment of the Company or counsel to the Placement Agent, should be set forth in the Prospectus in order to make any statement of material fact therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request.

          (f) During the period of five years commencing on the Effective Date, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.

          (g) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay (i) all costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all costs, fees and expenses relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the production and reproduction of this Agreement, the Escrow Agreement and other documents used in connection with the transactions contemplated hereby, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares,
(5) the quotation of the Shares on the Nasdaq Small-Cap Market, (6) legal counsel for the Company and (7) the Company's independent accountants and the independent accountants of entities acquired by the Company, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Placement Agent) incurred by the Placement Agent in connection with (1) qualifying or registering all or any part of the Shares for offer and sale under applicable state securities laws, including the preparation of a blue sky memorandum relating to the Shares and (2) clearance of such offering with the NASD; (iii) all costs, fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Investors; and (iv) all costs, fees and expenses incurred in connection with the escrow contemplated by
Section 2 hereof, including the costs, fees and expenses of the Escrow Agent. In addition, the Company shall reimburse other expenses incurred by the Placement Agent to the extent set forth in the letter agreement dated

September 25, 1996 between the Company and the Placement Agent, a copy of which is attached hereto as Exhibit A.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended, commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale of any of the Shares.

          (j) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (k) During the period commencing on the date hereof and ending 90 days after the Closing Date, the Company will not, without the prior written consent of the Placement Agent, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock other than pursuant to (i) outstanding stock options and warrants disclosed in the Prospectus, (ii) the Company stock option plans disclosed in the Prospectus, under which all options granted subsequent to the date hereof have an exercise price not less than the fair market value on the date of grant or (iii) the negotiation and consummation of potential acquisitions by the Company, provided that any shares of Common Stock issued in connection therewith will not be freely transferable during such 90 day period.

          (l) As soon as practicable after the date hereof and in no event later than the Closing Date, the Company will cause each of its officers and directors, each beneficial owner of any outstanding shares of Common Stock to enter into agreements with the Placement Agent to the effect that for a period beginning on the date of such agreement and ending 90 days after the Closing Date they will not, without the prior written consent of the Placement Agent, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock except as otherwise agreed by the Company and the Placement Agent prior to the effective date of the Registration Statement.

          (m) The Company will cooperate with the Placement Agent in qualifying or registering the Shares for sale under the state securities laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (n) As soon as practicable after the date hereof, the Company will use its best efforts to cause the Common Stock (including the Shares) to be listed on the Nasdaq Stock Market's National Market.

          (o) The Company will use its best efforts to cause the closing of the Chesapeake Acquisition to be completed on the Closing Date concurrently with or immediately after the Closing of the sale of the Shares pursuant to this Agreement.

     5. Conditions. The obligation of The Chicago Corporation to act as Placement Agent pursuant to Section 1 hereunder and the Closing shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission.

          (b) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by your special counsel.

          (c) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of your special counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the offering of the Shares as contemplated hereby.

          (e) You shall have received from Moss & Barnett, counsel to the Company, an opinion of counsel substantially in the form attached hereto as Exhibit B.

          (f) A certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Date, to the effect that (i) each signer of such certificate has examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the date of this Agreement no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect; (ii) each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is dated true and correct; (iii) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed, and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with; and (iv) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act. The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i) through (iv) of this subparagraph to be set forth in such certificate.

          (g) At the time the Registration Statement is declared effective and also on the Closing Date, there shall be delivered to you a letter addressed to you, as Placement Agent, from Ernst & Young LLP, independent accountants, the first one to be dated the effective date of the Registration Statement and the second one to be dated the Closing Date, to the effect set forth in Exhibit C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Placement Agent to proceed with the offering of the Shares as contemplated hereby.

          (h) At the time the Registration Statement is declared effective and also on the Closing Date, there shall be delivered to you a letter addressed to you, as Placement Agent, from Muehl, Steffes & Krueger, S.C., independent accountants, the first one to be dated the effective date of the Registration Statement and the second one to be dated the Closing Date, to the effect set forth in Exhibit D.

          (i) At the time the Registration Statement is declared effective and also on the Closing Date, there shall be delivered to you a letter addressed to you, as Placement Agent, from Buonanno & Conolly, independent accountants, the first one to be dated the effective date of the Registration Statement and the second one to be dated the Closing Date, to the effect set forth in Exhibit E.

          (j) The fees and out-of-pocket expenses payable by the Company pursuant to Section 4(g) of this Agreement, shall have been paid in full, to the extent that the Company shall have received an invoice therefor at any time prior to the Closing Date.

          (k) All conditions to the closing of the Chesapeake Acquisition have been satisfied or waived, and the Company and Chesapeake shall have notified you that they intend to complete the closing of the Chesapeake Acquisition on the Closing Date concurrently with or immediately after the Closing of the sale of the Shares pursuant to this Agreement.

          (l) Such further certificates and documents as you may reasonably request.

          (m) The Escrow Agent shall have received Funds from prospective investors for the purchase of all of the Shares.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal, special counsel to the Placement Agent, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, the Placement Agent shall have no obligation to transfer any funds representing the purchase price for the Shares to the Company and may, in its sole discretion, return any such funds to prospective Investors in the Offering. Any such return of funds to prospective Investors shall be without liability of the Placement Agent to the Company or to any shareholder, officer, director, employee or creditor of the Company. Notice of such return of funds to prospective Investors shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

     6. Termination. This Agreement may be terminated with respect to the Shares in the sole discretion of the Placement Agent by notice to the Company given prior to the Closing, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing, the Placement Agent determines in its sole discretion (which determination shall be conclusive absent manifest error) that there has been an adverse change in the financial or securities markets or in the Company's business, financial condition, results of operations or prospects that makes it impracticable or inadvisable to proceed with the Offering contemplated hereby or the delivery of the Shares as contemplated hereby. Any termination of this Agreement pursuant to this Section 6 shall not be deemed a termination of that certain letter agreement dated September 25, 1996 between the Company and the Placement Agent, a copy of which is attached hereto as Exhibit A.

     7.  Indemnification.

          (a) The Company will indemnify and hold harmless the Placement Agent and each of the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on the engagement of or services rendered by the Placement Agent in its capacity as Placement Agent of the Offering or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the Offering to any person and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the statements set forth under the heading "Plan of Distribution" in any preliminary prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) The Placement Agent will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the statements set forth under the heading "Plan of Distribution" in any preliminary prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Placement Agent might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion so that the Placement

Agent is responsible for that portion represented by the percentage that the cash commission appearing on the cover of the Prospectus bears to the public offering price appearing thereon, and the Company is responsible in such proportion as shall be appropriate to reflect the relative benefits received by the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the cash commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e)  The indemnity and contribution agreements contained in this
Section 7, the representations and warranties of the Company contained in this Agreement and the Company's obligations in Section 4(g) shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent or (ii) any termination of this Agreement.

     8.  Certain Definitions.

     "Chesapeake" shall mean The American Bagel Company, a Maryland corporation, and Almike Enterprises, Inc., a Maryland corporation.

     "Chesapeake Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated as of September 4, 1996 among the Company, Chesapeake, Michael D. Robinson and Alan R. Manstof.

     "Chesapeake Acquisition" shall have the meaning assigned to such term in the Registration Statement.

     "Institutional Accredited Investor" shall mean an institutional investor which is an "accredited investor," as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D promulgated under the Act.

     "Material Adverse Effect" shall mean a material adverse effect upon the condition (financial or otherwise), business, assets, results of operations or prospects of Chesapeake, the Company and its Subsidiaries taken as a whole, upon the Company's ability to perform its obligations under this Agreement or upon the validity or consummation of the Chesapeake Acquisition or the transactions contemplated by this Agreement.

     "Property" shall mean any interest of any kind of property assets, whether real, personal or mixed, or tangible or intangible.

     "Qualified Institutional Buyer" shall have the meaning ascribed to that term in Section (a)(i) of Rule 144A promulgated under the Act.

     "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

     9.  Miscellaneous.

     (a) To the extent that any representation and warranty in Section 3 of this Agreement pertains specifically to Chesapeake, such representation and warranty of the Company shall be deemed given by the Company to the Placement Agent pursuant to Section 3 hereof only to the extent represented and warranted by Chesapeake to the Company in Section 4 of the Chesapeake Asset Purchase Agreement and to the extent of the Company's knowledge after diligent investigation. Nothing in this Section 9(a) shall be deemed to limit in any respect the representation and warranty of the Company contained in Section 3(b) of this Agreement.

     (b) All communications provided for hereunder shall be in writing and delivered by hand or by certified mail, return receipt requested, postage prepaid, and, if to The Chicago Corporation, at its offices at 208 South LaSalle Street, Chicago, Illinois 60604, Attention:

Patrick DeLacey, or such other place or places as shall be designated by The Chicago Corporation in writing, with a copy to Mitchell L. Hollins, Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, and if to the Company, at its offices at 8501 W. Higgins Road, Suite 320, Chicago, Illinois 60631, Attention: Chief Executive Officer, or such other place or places as shall be designated by the Company in writing, with a copy to Deanne M. Greco, Moss & Barnett, 4800 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-4129. Any such notice shall be effective only upon receipt. Any notice under Section 6 or 7 may be made by facsimile, telex or telephone, but if so made shall be subsequently confirmed in writing.

     (c) This Agreement has been and is made solely for the benefit of the Placement Agent and the Company and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State without giving effect to the principles of conflicts of law of such State.

     (e) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (f) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                           *       *       *       *

     If you agree with the foregoing, please sign the form of acceptance below and return this Agreement to the Company, whereupon this Agreement will become and evidence a binding agreement between the Company and you as of the date first written above.

                         Sincerely,

                         BAB HOLDINGS, INC.


                         By:
                            ------------------------------
                         Name:
                         Its:


Confirmed as of the date
first above mentioned:

THE CHICAGO CORPORATION


By:
   ------------------------------
Name:
Its:

                                                                       EXHIBIT A

                            THE CHICAGO CORPORATION



September 20, 1996


PERSONAL AND CONFIDENTIAL
-------------------------

BAB Holdings, Inc.
8501 W. Higgins Road
Suite 320
Chicago, IL 60631

Attn:  Mr. Michael K. Murtaugh
             Vice President and General Counsel

Dear Mr. Murtaugh:

     The Chicago Corporation ("TCC") is pleased to set forth the terms of this engagement letter agreement (the "Agreement") relating to our retention for financial advisory and investment banking services by BAB Holdings, Inc. ("BAB" or the "Company").

     1. DESCRIPTION OF ENGAGEMENT. TCC agrees to act as the exclusive financial advisor and agent for BAB to provide investment banking services in connection with a private placement of securities of the Company, to be convertible into or exercisable to purchase common stock, (the "Offering") and TCC agrees to act as agent in soliciting potential institution investors (the "Investors") to purchase such securities to finance the Company's pending merger with Chesapeake Bagel Bakery. The Investors may be either new or existing investors of the Company.

The terms of this Agreement shall extend from the date of this letter to the earlier of a period of twelve months thereafter or the consummation of the financing transaction contemplated herein, and may be extended on a month-to-month basis by mutual written consent of the parties hereto, hereinafter as it may be extended referred to as the "Term".

     2. PRIVATE PLACEMENT STRUCTURE. The Offering will comprise securities which will be convertible into or exchangeable for approximately 3,000,000 shares of common stock. The Offering will be structured to allow for trading of such securities under Rule 144A. The common stock into which such securities are convertible or for which such securities are exercisable will be registered under the Securities Act of 1933 pursuant to a Registration Statement filed by the Company on or about November 30, 1996. Except for the 160,350 shares excluded from a similar "no sale" provision agreed to as part of the Company's initial public offering, the Company and its officers and directors will not offer to sell or sell any shares of the common stock from the date of the closing of the Offering through the 30th day following the effective date of such Registration Statement under the Securities Act of 1993.

     3. SERVICES TO BE PROVIDED. In connection with the Offering described in paragraph 1 above, TCC will, or will stand ready to:

     .    Review the business operations of the Company;

     . Analyze and evaluate the historical and projected financial performance of the Company;

     . Assist in preparation of a Financing Memorandum describing the Offering and the business and prospects of the Company;

     . Compile a list of potential Investors and contact those sources approved by the Company;

     . Formulate a strategy for discussions and negotiations with potential Investors;

     . Distribute the Memorandum and determine the interest of Investors in providing financing;

     . Coordinate and assist in informational due diligence meetings with potential Investors;

     . Assist in negotiations and execution of a term sheet and subscription agreements pursuant to the Offering; and

     . Provide, as deemed appropriate by TCC, additional financial advisory services related to the Offering.

     4. COMPENSATION. In consideration of TCC providing, or standing ready to provide, the investment banking services described in paragraph 3 above, BAB agrees to pay to TCC: (i) a fee ("Placement Fee") payable at Closing equal to 5.5% of any financing commitments secured by BAB (whether or not such monies are actually funded at Closing); and (ii) Warrants to purchase 100,000 shares of the Company's Common Stock at a price equal to 150% of the Offering price per share for a period of five years.

The Placement Fee shall be payable in immediately available funds on the closing date of an Offering regardless of whether such closing occurs during the Term or such Offering is initiated during the Term and is closed after the Term. Except as expressly provided in the last sentence of paragraph 10 hereof, BAB's obligation to pay the Placement Fee shall be contingent solely upon closing of an Offering. The Placement Fee shall not include any fees earned by TCC or others for furnishing services other than as provided herein, such as fees payable in connection with the placement or arrangement of any other debt or equity financing, or advisory work unrelated to the Offering including, without limitation, advisory fees associated with the pending acquisition of Chesapeake by BAB.

     5. EXPENSES. In addition to the Placement Fee described in paragraph 4 above, BAB agrees to promptly reimburse TCC, upon request, for all reasonable out-of-pocket expenses incurred in the performance of its services hereunder regardless of whether an Offering is consummated, not to exceed $75,000 in aggregate without BAB's prior approval.

     6. INDEMNIFICATION. BAB agrees to: (1) indemnify and hold harmless TCC, their directors, officers, agents, employees, and any individual(s) who may be deemed to control TCC (collectively, "Indemnified Persons") against all losses, claims, damages, penalties, judgments, liabilities and expenses of every kind whatsoever (including, without limitation, all expenses of litigation or preparation therefor, including reasonable attorneys' fees; whether or not an Indemnified Person is a party thereto) (collectively, "Liabilities") which any of the Indemnified Persons may pay or incur arising out of or relating to this Agreement or the Offering; and (2) expressly and irrevocably waives any and all rights and objections which it may have against any Indemnified Persons in respect of any Liabilities arising out of or relating to this Agreement or the Offering, except to the extent that such Liabilities arise primarily from TCC's gross negligence or wilful misconduct.

BAB further agrees not to settle any claim, litigation or proceeding (whether or not any Indemnified Person is a party thereto) relating to this Agreement or Offering unless: (1) such settlement releases all the Indemnified Persons from any and all Liabilities related to this Agreement or the Offering; and (2) the entire settlement amount and all costs of settlement are borne by BAB.

For the purposes of this Indemnification provision, BAB irrevocably submits to the non-exclusive jurisdiction of any court in which a claim relating to this Agreement or the Offering is properly brought against an Indemnified Person and irrevocably waives any objection as to venue or forum.

An Indemnified Person shall have the right to employ their own counsel in any suit, action or proceeding arising from this Agreement or the Offering if the Indemnified Person reasonably concludes, based on advice of counsel, that a conflict of interest exists between BAB and the Indemnified Person which would materially impact the effective representation of the Indemnified Person. In the event that the Indemnified Person concludes that a conflict of interest exists, the Indemnified Person shall have the right to: (1) assume and direct the defense of such suit, action, or proceeding on their own behalf; and (2) to select counsel which will represent them in any such action, suit or proceeding, and BAB shall indemnify the Indemnified Person for the reasonable legal fees and expenses of such counsel and other expenses reasonably incurred by the Indemnified Person.

     7. PERSONS ENTITLED TO RELIANCE. BAB recognizes that TCC has been retained only by the undersigned, and that its engagement of TCC is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of BAB or any other person not a party hereto as against TCC or any of TCC's affiliates, the respective directors, officers, agents and employees of TCC's affiliates or each other person, if any, controlling TCC or any of TCC's affiliates.

     8. COOPERATION. In connection with TCC's activities pursuant to this Agreement, BAB will cooperate with TCC will, to the extent possible, furnish TCC with all information and data concerning the Offering which TCC deems appropriate and will, to the extent possible, provide TCC with access to the Company's respective officers, directors, employees, financial advisors, independent accountants and legal counsel. BAB represents and warrants that all information made available to TCC by BAB or contained in any filing by BAB with any court or governmental regulatory agency, commission or instrumentality with respect to any Offering will, at all times during the period of the engagement of TCC hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. BAB further represents and warrants that any projections provided by it to TCC will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. BAB acknowledges and agrees that, in rendering its services hereunder, TCC will be using and relying on information provided by BAB or information available from public sources and other sources deemed reliable by TCC without independent verification thereof by TCC or independent appraisal by TCC. TCC does not assume responsibility for the accuracy or completeness of any of this information regarding the Company.

     9.   CONFIDENTIALITY.

     (a) TCC agrees to keep confidential non-public information which it receives from BAB concerning BAB and the Offering and to disclose that information only with the consent of BAB, to the extent necessary to complete the Offering, or as required by law or legal process.

     (b) BAB agrees to keep confidential non-public information which it receives from TCC (including, without limitation, opinions and advice) and to disclose that information only with the consent of TCC; provided that BAB may disclose the fact that it has retained TCC as an advisor, and as required by regulation, law or legal process.

     10. TERMINATION. This Agreement shall become effective upon BAB's acceptance of this letter. This Agreement may be terminated during the Term by either TCC or BAB giving written notice of termination to the other. Neither termination of this Agreement nor consummation of the Offering contemplated herein shall effect i) any compensation earned by TCC up to and including the date of termination or consummation; ii) the reimbursement of expenses incurred by TCC up to the date of termination or consummation; and iii) paragraphs 3-11, inclusive, of this Agreement. If this Agreement is terminated by BAB or this Agreement is terminated by TCC after a breach of the Agreement by BAB or the Agreement's Term expires without renewal and consummation of the financing contemplated herein, and if an Offering is consummated with any institution contacted by TCC on behalf of the Company in connection with the Offering during the period of two years following a termination for any of the three foregoing reasons, then the Placement Fee in respect of such Offering shall become due and payable.

     11.  MISCELLANEOUS.

     (a)  BAB may not assign this Agreement.

     (b) BAB agrees that, upon consummation of an Offering, TCC has the right to publish a tombstone advertisement in financial publications at its own expense describing its services hereunder.

     (c) The Agreement represented by this letter shall be governed by the laws of the State of Illinois.

Please confirm that the foregoing is in accordance with your understanding of this Agreement by signing and returning to us a copy of this letter.

                              Very truly yours,

                              THE CHICAGO CORPORATION


                              By:   /s/  Patrick T. DeLacey
                                    -------------------------

                                    Patrick T. DeLacey
                                    Managing Director


ACCEPTED AND AGREED

BAB HOLDINGS, INC.

By:      /s/ Michael W. Evans
      ------------------------------


Title:   Chief Executive Officer
        ----------------------------


Date:   September 25, 1996
       -----------------------------

                                                                       EXHIBIT B

     The opinion letter, dated the Closing Date, of Moss & Barnett, counsel to the Company, shall include opinions to the effect that:

     1. BAB Holdings, Inc. (the "Company") is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own its Property and to carry on its business as presently conducted, and to enter into, deliver and perform its obligations under the Placement Agent Agreement (the "Agreement"), and to issue and sell the Shares to be issued and sold pursuant thereto. The Company is qualified to do business in each jurisdiction in which the character of the Company's Property or the nature of its activities makes such qualification in such jurisdictions necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

     2. Chesapeake and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own its Property and to carry on its business as presently conducted. Chesapeake and each of the Subsidiaries is qualified to do business in each jurisdiction in which the character of the its Property or the nature of its activities makes such qualification in such jurisdictions necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company has good and marketable title to all of the outstanding shares of capital stock of such Subsidiaries, free and clear in each case of any lien, claim or encumbrance of any nature.

     3. The number of authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the historical column of the "Capitalization" section, and all issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. No preemptive rights or similar rights of any security holders of the Company exist with respect to the issuance and sale of the Shares by the Company. To the knowledge of such counsel, no security holder of Chesapeake, the Company or any Subsidiary holds a right to require the Company to register under the Act any securities of any nature owned or held by such person in connection with the transactions contemplated by this Agreement except for rights which are described in the Prospectus and which have been waived in connection with the transactions contemplated by this Agreement. The Shares conform as to matters of law in all material respects to the description of the Shares under the caption "Description of Capital Stock -- Common Stock" in the Prospectus, and such description accurately sets forth the material legal provisions thereof required to be set forth in the Prospectus.

     4. The outstanding shares of Common Stock have been, and the Shares will be, when they are duly countersigned by the Company's Transfer Agent, issued and delivered in accordance with the provisions of the Registration Statement and paid for by the Investors in accordance with the terms of the Agreement, duly authorized, validly issued, fully paid and nonassessable. The Shares have been approved for listing on the Nasdaq Small-Cap Market, subject to official notice of issuance.

     5. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or blue sky laws or by the bylaws and rules of the NASD in connection with the purchase and of the Shares by the Investors.

     6. The Registration Statement has become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or to our knowledge is threatened or pending.

     7. We have reviewed all contracts or other documents referred to in the Registration Statement and the Prospectus, and such contracts or other documents are fairly summarized or disclosed therein, and filed as exhibits thereto as required, and we do not know of any contracts or documents required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

     8. The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial and statistical data contained in the Registration Statement or the Prospectus).

     9. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings fairly present the information required to be shown.

     10. The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, is enforceable against the Company in accordance with the terms thereof.

     11. Except as described in the Registration Statement and Prospectus, the execution and delivery of the Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Chesapeake, the Company or any Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the articles of incorporation or bylaws of Chesapeake, the Company or any Subsidiary or any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other material agreement or instrument to which Chesapeake, the Company or any Subsidiary is a party or by which it or any of its properties is bound or affected, or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of Chesapeake, the Company or any Subsidiary (except that we express no opinion as to the securities or blue sky laws of any jurisdiction other than the United States) or result in any party thereto other than the Company having the right to terminate any such indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other material agreement or instrument to which the Company is a party or by which it or any of its properties is bound or affected.

     12. To our knowledge, except as described in the Registration Statement and Prospectus, none of Chesapeake, the Company or any Subsidiary is in violation of its articles of incorporation or bylaws or in default (nor has an event occurred which, with notice or lapse of time or both, would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such entity is a party or by which it or its properties is bound or affected, and none of Chesapeake, the Company or any Subsidiary is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of Chesapeake, the Company or such Subsidiary.

     13. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting Chesapeake, the Company or any Subsidiary or the business, properties, business prospects, condition (financial or otherwise) or results of operations of Chesapeake, the Company or any Subsidiary or any of their respective directors or officers in their capacities as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Registration Statement and the Prospectus.

     14. All offers and sales of the Company's and each Subsidiary's capital stock prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act and were duly registered in accordance with or exempt from the registration requirements of all applicable state securities or blue sky laws.

     15. None of Chesapeake, the Company or any Subsidiary is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     16. The consummation of the Chesapeake Acquisition and the execution, delivery and performance of all documents and instruments executed and delivered in connection therewith were authorized by all necessary corporate action on the part of Company; all consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the consummation of the Chesapeake Acquisition have been obtained, other than such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the consummation of the Chesapeake Acquisition will not
(i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Chesapeake, the Company or any of its Subsidiaries was or is bound or to which any of the Property or assets of Chesapeake, the Company or any of its Subsidiaries was or is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of Chesapeake, the Company or any of its Subsidiaries or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Chesapeake, the Company or any of its Subsidiaries or any of their Properties, other than, in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

     17. We have participated in the preparation of the Registration Statement and the Prospectus and nothing has come to our attention which has caused us to believe that, as of the Effective Date, the date of the Agreement, and the Closing Date, either the Registration Statement or the Prospectus, or any amendment or supplement thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made (except that we express no opinion as to financial statements, schedules and other financial or statistical data contained in the Registration Statement or the Prospectus). The opinion expressed in this paragraph is made without independent check or verification of such facts, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus .

                                                                       EXHIBIT C

                    Matters to be Covered in Comfort Letter
                     to be Delivered by Ernst & Young LLP

     (1) They are independent public accountants with respect to the Company and its subsidiaries (the "Company"), Chesapeake and its subsidiaries ("Chesapeake") and Bagels Unlimited, Inc. ("BUI") within the meaning of the Act.

     (2) In their opinion the financial statements and schedules of the Company, Chesapeake and BUI included in the Registration Statement and the financial statements from which the information presented under the captions "Summary Consolidated Financial and Store Data," "Selected Consolidated Financial Information of the Company" and "Selected Combined Financial Information of Chesapeake" has been derived, which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and Chesapeake responsible for financial and accounting matters as to transactions and events subsequent to November 30, 1995 (in the case of the Company) and December 31, 1995 (in the case of Chesapeake), a reading of minutes of meetings of the shareholders and directors of the Company since November 30, 1995 (in the case of the Company) and December 31, 1995 (in the case of Chesapeake), a reading of the latest available interim unaudited financial statements of the Company and Chesapeake (with an indication of the dates thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that:

     (i) the unaudited financial statements of the Company and Chesapeake included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,

     (ii) the amounts in "Summary Consolidated Financial and Store Data," "Selected Consolidated Financial Information of the Company" and "Selected Combined Financial Information of Chesapeake" included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited consolidated financial statements or unaudited consolidated financial statements (as applicable) from which such amounts were derived, and

     (iii) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company or Chesapeake or any decrease in net current assets or shareholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company and Chesapeake included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) On the basis of reading the pro forma information included in the Prospectus, carrying out specified procedures, inquiries of certain officials of the Company and Chesapeake who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

                                                                       EXHIBIT D

                    Matters to be Covered in Comfort Letter
               to be Delivered by Muehl, Steffes & Krueger, S.C.


     (1) They are independent public accountants with respect to Bagels Unlimited, Inc. within the meaning of the Securities Act of 1933, as amended.

     (2) In their opinion the financial statements and schedules of Bagels Unlimited, Inc. included in the Registration Statement which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended.

                                                                       EXHIBIT E

                    Matters to be Covered in Comfort Letter
                     to be Delivered by Buonanno & Conolly


     (1) They are independent public accountants with respect to Strathmore Bagels Franchise Corp. within the meaning of the Securities Act of 1933, as amended.

     (2) In their opinion the financial statements and schedules of Strathmore Bagels Franchise Corp. included in the Registration Statement which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended.

                                      -1-